UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 6, 2018

Date of Report (Date of earliest event reported)

Canbiola, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-208293	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

960 South Broadway, Suite 120 Hicksville, NY	11801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 516-205-4751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                Emerging growth company       X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On June 6, 2018, Canbiola, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”). Pursuant to the Purchase Agreement, Auctus agreed to pay the Company the aggregate amount of US$114,000 in exchange for (i) a convertible promissory note in the principal amount of US$144,000.00 (the “Note”), and (ii) warrants to purchase 2,850,000 shares of the Company’s common stock (the “Warrants”). Copies of the Purchase Agreement, Note, and Warrant are attached hereto as Exhibits.

The Purchase Agreement otherwise has standard representations and warranties.

Note

The Note matures on March 6, 2019. The Note bears twelve percent (12%) interest per annum. If the Company should fail to repay any amount of the principal or accrued interest of the Note at any time, the interest rate for such amount will increase to the lesser of (i) twenty-four percent (24%) per annum or (ii) the maximum amount permitted under law, from the due date thereof until the amount is paid.

The Note grants Auctus the option to convert any portion of the unpaid principal or accrued in shares of the Company’s common stock. The Note’s conversion rate is equal to the lesser of: (i) 55% multiplied by the lowest Trading Price (as defined below) (representing a discount rate of 45%) during the previous twenty-five (25) trading day period ending on the latest complete trading day prior to the date of this Note, and (ii) the 55% multiplied by the lowest Trading Price (as defined below) for the Common Stock during the twenty-five (25) trading day period ending on the latest complete trading day prior to the date of conversion. As used in the Note, the term “Trading Price” means the lesser of: (i) the lowest trade price on the OTC Pink, OTCQB or applicable trading market as reported by a reliable reporting service (“Reporting Service”) designated by Auctus or, if the OTC Pink is not the principal trading market for such security, the trading price of such security on the principal securities exchange or trading market where such security is listed or traded, or (ii) the closing bid price on the OTC Pink, OTCQB or applicable trading market as reported by a Reporting Service designated by Auctus or, if the OTC Pink is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded.

The Note includes an anti-dilution provision so that, while the Note is outstanding, each time any third party has the right to convert monies owed to that third party (or receive shares pursuant to a settlement or otherwise), including but not limited to under Section 3(a)(9) and Section 3(a)(10), at a discount to market greater than the Conversion Price in effect at that time (prior to all other applicable adjustments in the Note), then the Auctus, in its sole discretion, may utilize such greater discount percentage (prior to all applicable adjustments in the Note) until the Note is no longer outstanding.

Warrants

The Warrants were issued to Auctus on June 6, 2018 will remain outstanding until June 6, 2023. The Warrants grant Auctus the right to purchase 2,850,000 shares of the Company’s common stock, in whole or in part, at an exercise price equal to 110% of the closing price of the Company’s common stock on the date that Auctus funds the full purchase price of the Note (the “Exercise Price”).

If the highest traded price of the Company’s common stock 150 trading is greater than the applicable exercise price, Auctus may elect to exercise the Warrants pursuant to a cashless exercise.

The Warrants also contain an anti-dilution provision so that, if the Company or any subsidiary thereof, at any time while the Warrants are outstanding, sells or grants any option to purchase, or sells or grants any right to reprice, or otherwise dispose of or issue any common stock or securities entitling any person or entity to acquire shares of common stock at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), then the Exercise Price shall be reduced at the option of the Auctus and only reduced to equal the Base Share Price, and the number of shares issuable upon exercise shall be increased such that the aggregate Exercise Price payable, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment.

License Agreement

On June 11, 2018, the Company entered into a Manufacturing and Distribution License Agreement (the “License Agreement”) with Hudilab, Inc., a Colorado corporation doing business as Endless Relief (“Endless Relief”). Pursuant to the License Agreement, Endless Relief and the Company agreed to jointly manufacture and market cannabidiol (“CBD”) infused Mobius Therapy Products. A copy of the License Agreement is attached hereto as an Exhibit.

Endless Relief agreed to share use of the Mobius brand and intellectual property surrounding Mobius Therapy Products with the Company and granted the Company a non-exclusive license to manufacture, sell, and distribute of the Mobius Therapy Products within the agreed upon territory. In consideration for the licenses granted by Endless Relief, the Company agreed to pay Endless Relief quarterly royalty payments equal to 50% of the pre-tax earnings from the sale of the Mobius Therapy Products.

Under the License Agreement, the Company agreed to staff and operate one or more CBD-product manufacturing facilities, staff and operate the related sales and distribution infrastructure as necessary, promote the sale and distribution of the Mobius Therapy Products, provide medicated raw materials, and, if necessary, provide debt financing for the purchase of raw materials and supplies.

Endless Relief and the Company agreed to indemnify and hold each other harmless against any and all claims, demands, actions, obligations, costs and expenses incurred which arise out of activities under the License Agreement or any breach of their respective obligations thereunder for a period of one (1) year following the termination of the License Agreement.

The License Agreement otherwise has standard representations and warranties.

Option Agreement

On or around June 11, 2018, Carl Dilley, a director of the Company (“Dilley”) returned 3,000,000 shares of the Company’s common stock, issued for services, to treasury. On June 11, 2018, the Company entered into a Stock Option Agreement (the “Option Agreement”) with Dilley. Pursuant to the Option Agreement, the Company granted Dilley the option to acquire 3,000,000 shares of common stock (the “Option”) at an exercise price of $0.001 per share. The Option Agreement will expire on June 11, 2023, unless earlier terminated pursuant to the terms of the Option Agreement. The Option may also be exercised, in whole or in part, at any time and from time to time by means of a “cashless exercise.”

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 for discussion of issuance of the option to purchase shares to Dilley, which is incorporated herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
10.1	Auctus Purchase Agreement, Note and Warrants
10.2	Endless Relief License Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Canbiola, Inc.

Date: June 13, 2018	By:	/s/ Marco Alfonsi Marco Alfonsi, CEO